Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of Lennar Corporation, and the effectiveness of Lennar Corporation’s internal control over financial reporting dated January 22, 2016, appearing in the Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 2015.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida

April 25, 2016